UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2012

BERING EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50541	88-0507007
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 N. Post Oak Road, Suite 410		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (832) 426-7909

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.07 Submission of Matters to a Vote of Security Holders

At a Special Meeting of the Shareholders of Bering Exploration, Inc. held on January 23, 2012 (the “Special Meeting”), shareholders representing 29,259,793 shares or 54.29% of the 53,899,189 shares of common stock outstanding on the record date of December 27, 2011 were present in person or by proxy, constituting a quorum for the purposes of the Special Meeting.  The proposal voted upon at the Special Meeting and the results of the votes thereon was as follows:

Proposal One: To approve the proposal to amend our Articles of Incorporation to effect one or a series of reverse stock splits of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-12, with the exact ratio to be set within such range in the discretion of the Board of Directors, without further approval or authorization of shareholders, provided that the Board of Directors determines to effect a reverse stock split and files any amendments to the Company’s articles of incorporation no later than December 31, 2012.

The proposal was approved. Voting for Proposal One was as follows:

	For	Against	Abstain

Proposal One	28,819,792	-	440,000

Proposal Two: To approve our 2011 Stock Option 2011 Plan (the “2011 Plan”).

The proposal was approved. Voting for Proposal Two was as follows:

	For	Against	Abstain

Proposal Two	28,819,792	440,000	-

Item 9.01.    Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 24, 2012	BERING EXPLORATION, INC.

	By:	/s/ J. Leonard Ivins
J. Leonard Ivins Chief Executive Officer